EXHIBIT 10.4

Employment Agreement between WorldCALL Public and Mansoor Ali

## AGREEMENT

**THIS AGREEMENT** is made at Lahore on this day of August 16, 2018 and shall take effect from July 01, 2018 (Effective Date);

**BETWEEN**

**WorldCall Telecom Limited,** a company incorporated under the laws of Pakistan with its registered office at 1566/124 Main Walton Road, Lahore, Pakistan (hereinafter referred to as **"WTL"** which expression shall be deemed to mean and include its successors-in-interest and assignees) of the first part;

**AND**

**Mansoor Ali** having CNIC 35201-8697537-1 resident of house # 139, street # 2, Cavalry Grounds, Lahore Cantt (hereinafter referred to as the "Expert", which expression shall include his successors-in-interest) of the second part.

(WTL and the Expert are hereinafter collectively referred to as the "Parties"or individually as a "Party").

**Whereas** WTL Board of Directors (BoD) has desired and the Expert has agreed to do such things for WTL as mentioned in the Clause 1 hereunder on the terms and conditions as set out herein below.

**Now therefore it is hereby agreed as follows:**

**1. OBJECTS:**

Expert shall ensure performance of tasks as may be assigned to him from time to time by the BoD of WTL. Expert shall follow and comply with such instructions and manuals as may be directed by the BoD.

**2. CONSIDERATION:**

2.1 In consideration of Expert providing assigned tasks in Clause 1 above WTL shall pay as follows:

i. Rs.500,000/- per calendar month;
ii. Incentives, as may be determined by BoD which shall be at the discretion of the BoD.
iii. You shall be entitled to WTL's "M-1" cadre as per Company's rules and regulations, except for any terminal benefits.

2.2 All expenses incurred shall be billed for and paid separately at actuals.
2.3 All payments under this agreement shall be subject to applicable taxes, under tax laws, enforced from time to time.

**3. GENERAL**

3.1 This Agreement shall continue unless terminated as provided hereunder.

3.2 Either Party can terminate this Agreement by giving the other Party advance termination notice of 30 (thirty) days. In the event, this Agreement is terminated without giving aforementioned period notice, the terminating party shall pay 01 (one) month's aforementioned consideration at serial 2.1(i) in lieu for the notice period to the other party.

3.3 This Agreement can be extended or renewed for subsequent period on mutual consent of the parties.

3.4 The Expert shall discharge all duties, responsibilities and authorities assigned to him, efficiently and diligently to the satisfaction of the BoD.

3.5 During the Agreement period, Expert shall not engage in any activities or services which have a conflict of interest with WTL.

3.6 During Agreement Period or after its termination/expiry, Expert shall not disclose any information of WTL or its customers and will not disclose the WTL affairs or trade secrets that Expert may obtain while performing his services under this Agreement, to anyone, unless compelled to do so by the court of law.

**IN WITNESS** whereof the Parties have executed this Agreement on the date first mentioned above.

**For and on behalf of WTL:**

Babar Ali Syed

**Babar Ali Syed,** Chief Executive Officer

**Expert:**

**Mansoor Ali**

**WITNESS 1:**

____________________

Name:

**WITNESS 2:**

____________________

Name:

WORLD CALL
An Omantel Company

**HR Department**
WorldCall Telecom Limited

**INTER OFFICE MEMORANDUM**

To: Chairman, HR Committee

From: Director Operations

Date: August 16, 2018

**Sub: New/Renewal of Expert Agreement**

Dear Sir,

Reference is made to the enclosed Expert Agreements for the personnel listed below. These agreements are being submitted for your kind review and necessary approval please,

1. Mansoor Ali
2. Faisal Ahmed
3. Malik Aamir Gulzar
4. Abu Zar
5. Muhammad Naved
6. Razzak Paracha
7. Muhammad Atif Sheikh
8. Muhammad Umar Durrani (New Agreement)

The agreements have the following changes, at renewal:

1. Effective date is July 1, 2018, in case of Muhammad Umar Durrani it is September 1, 2018;
2. Reference Clause 2.1.i: Monthly remuneration is PKR 500,000;
3. Reference Clause 3.1: The agreements shall continue unless terminated under the respective terms of each Agreement.

Regards,

**Umar Durrani**
**Director Operations**

Recommended for APPROVAL
Babar Ali Syed

Approved by:

**Mansoor Ali**
**Director/Chairman HR Committee**

(FAISAL AHMED)

(MURTAZA RAZA)